[KNOLL LOGO]
1235 Water Street
East Greenville, PA 18041
Tel 215-679-7991

Press Release

Knoll, Inc. Reports 2004 Fourth Quarter and Full Year Results

Net Sales, Net Income and EPS Grew in Fourth Quarter;
Year-End Backlog Increases 14.5% Over Prior Year

EAST GREENVILLE, PA, February 9, 2005 -- Knoll, Inc., (NYSE: KNL) today announced results for the fourth quarter and year ended December 31, 2004. Net sales were $192.8 million for the quarter, an increase of 7.7% from fourth quarter 2003. Net sales for the year also grew 1.3%. Gross margin for the quarter was 35.7% while net income was $9.9 million or $0.20 per share. These amounts do not include pretax charges of $3.8 million associated with the public offering of 12,702,150 shares of common stock on December 17, 2004.

Andrew Cogan, Chief Executive Officer, stated, "We have now experienced three consecutive quarters of increasing year over year sales growth. As expected, as the industry recovery gains traction, our sales are now growing faster than the industry."

"We are seeing good gains in our seating, storage and specialty businesses and our systems business is growing again. Importantly, this growth is now resulting in quarterly year over year operating profit and earnings per share growth as well," he added.

Fourth Quarter 2004 Financial Results

Fourth quarter 2004 financial results highlights follow:
(Results exclusive of pretax charges of $3.8 million associated with public offering)

Dollars in Millions              Three Months Ended
Except Per Share Data            -------------------         Percent
                                 12/31/04   12/31/03         Change
                                 --------   --------       ----------

Net Sales                        $ 192.8    $ 179.0           7.7%
Gross Margin                        68.8       61.4          12.1%
Operating Expenses                  44.4       39.3          13.0%
Operating Income                    24.4       22.1          10.4%
Net Income                           9.9        9.3           6.5%
Earnings Per Share - Diluted         .20        .19           5.3%
Backlog                            122.5      107.0          14.5%

The company's net sales for fourth quarter 2004 were $192.8 million, an increase of $13.8 million or 7.7% over fourth quarter 2003. Backlog of unfilled orders at December 31, 2004 increased $15.5 million or 14.5% versus the prior year.

Gross margin for fourth quarter 2004 was $68.8 million, an increase of $7.4 million or 12.1%, over fourth quarter 2003. As a percentage of sales, gross margin increased to 35.7% for fourth quarter 2004 from 34.3% for fourth quarter 2003. These increases resulted from better absorption of overhead on the incremental volume coupled with the company's ability to offset steel and fuel inflation through improved pricing and a continued focus on global sourcing initiatives and continuous improvement efforts.

Operating expenses for fourth quarter 2004 totaled $44.4 million, or 23.0% of sales, compared to $39.3 million, or 22.0% of sales for fourth quarter 2003. These increases resulted from greater marketing and product development spending in preparation for 2005 product introductions. In addition, strong year-end bookings performance by the sales force triggered approximately $2.6 million in additional sales compensation. These amounts are exclusive of pretax charges totaling $3.8 million associated with the public offering of 12,702,150 shares of common stock on December 17, 2004.

Operating income for fourth quarter 2004 was $24.4 million, an increase of $2.3 million, or 10.4%, from operating income of $22.1 million for fourth quarter 2003. As a percentage of sales, operating income increased to 12.7% for fourth quarter 2004 from 12.3% for fourth quarter 2003.

Net income for fourth quarter 2004 was $9.9 million, or $.20 per share, as compared to $9.3 million or $.19 per share, for fourth quarter 2003. Fourth quarter 2003 net income benefited from gains on interest rate collars and favorable exchange rate variances as compared to fourth quarter 2004. These gains favorably impacted fourth quarter 2003 earnings by $.04 per share.

Cash flow from operations for the fourth quarter totaled $24.6 million, compared to $15.1 million for the same period last year. Over $33 million of debt was paid down in the quarter, $20 million from operations and $13 million from the proceeds received from the exercise of stock options in the quarter.

Barry McCabe, Knoll's CFO noted " We are very pleased with the significant operating cash flow that we generated in the fourth quarter and with the progress that was made on reducing our debt."

Full Year Results

2004 financial results highlights follow:
(Results exclusive of pretax charges of $4.4 million associated with public offering and $2.5 million related to the write-off of deferred financing fees as the company entered into a new credit agreement on September 30, 2004)

Dollars in Millions              Three Months Ended
Except Per Share Data            -------------------         Percent
                                 12/31/04   12/31/03         Change
                                 --------   --------       ----------

Net Sales                        $ 706.4    $ 697.2           1.3%
Gross Margin                       241.0      236.3           2.0%
Operating Expenses                 165.3      149.7          10.4%
Operating Income                    75.8       86.6         -12.5%
Net Income                          32.1       36.3         -11.6%
Earnings Per Share - Diluted         .66        .75         -12.0%
Backlog                            122.5      107.0          14.5%


For the year, net sales totaled $706.4 million, an increase of $9.2 million or 1.3% from 2003 net sales of $697.2 million. The second half of 2004 experienced net sales growth of 5.2%; this was preceded by a decline in net sales of 2.8% during the first half of the year.

Gross margins increased slightly to 34.1% in 2004 from 33.9% in 2003. The company offset the effect of significant steel and fuel inflation through higher realized prices and an ongoing focus on global sourcing and continuous improvement efforts. Operating expenses, exclusive of $4.4 million associated with the public offering increased $15.6 million in 2004 as compared to 2003. As a percent of sales, operating expenses were 23.4% in 2004 and 21.5% in 2003, reflecting the effect of higher expenditures in product development and marketing relating to new product and growth initiatives along with increased sales compensation relating to strong bookings performance particularly in the fourth quarter. The company generated net income before public offering expenses and the write-off of deferred financing fees of $32.1 million or $.66 per diluted share in 2004, a decrease from $36.3 million or $.75 per diluted share in 2003.

Annual cash generated from operations in 2004 was $60.7 million compared to $79.0 million the year before. Capital expenditures for the year totaled $13.1 million compared to $9.7 million for 2003. Excluding amounts borrowed in connection with its September 30, 2004 refinancing, the company paid down $63.0 million of its debt in 2004 and $71.3 million in 2003.

Mr. Cogan commented, " 2004 was an important turning point for Knoll. Thanks to the successful efforts and hard work of all our associates and dealer partners, we increasingly grew our top line and by the fourth quarter outperformed the industry. We maintained our industry leading operating margins while making the increased investments in sales, marketing and product development to position us for a year of growth in 2005. In December we became a public company."

The company stated that it expects first quarter 2005 revenue to be in the $170 to $175 million range, an increase of 11 - 14 % from the first quarter of 2004. Earnings per share estimates for the first quarter 2005 are between $.10 and $.12.

The company added that on February 2, 2005, its Board of Directors declared a quarterly cash dividend of $.05 per share payable on March 30, 2005, to stockholders of record on March 16, 2005.

Reconciliation of Non-GAAP Financial Measures

                                                  Three            Twelve
                                                  Months           Months
Dollars in Millions                               Ended            Ended
                                                 --------         --------
                                                 12/31/04         12/31/04
                                                 --------         --------

Operating Expenses                               $   48.2         $  169.7
Less:
   Charges associated with public offering            3.8              4.4
                                                 ---------        ---------
Adjusted Operating Expenses                      $   44.4         $  165.3
                                                 =========        =========


Operating Income                                 $   20.6             71.4
Add:
   Charges associated with public offering            3.8              4.4
                                                 ---------        ---------
Adjusted Operating Income                        $   24.4         $   75.8
                                                 =========        =========


Net Income                                       $    6.8         $   26.8
Add:
   Charges associated with public offering
     (net of income taxes of $0.7)                    3.1              3.7
   Write-off of deferred financing fees
     (net of income taxes of $0.9)                      -              1.6
                                                 ---------        ---------
Adjusted Net Income                              $    9.9         $   32.1
                                                 =========        =========

Conference Call Information

As announced on January 24, 2005, Knoll will host a conference call on Thursday, February 10, 2005 at 10:00 A.M. EST to discuss its financial results, quarterly highlights and business outlook.

The call will include slides; participants are encouraged to listen to and view the presentation via webcast at http://www.knoll.com; go to "About Knoll" and click on "Investor Relations".

The conference call may also be accessed by dialing:

North America 800 638-4817
International 617 614-3943
Passcode     67617068

Headquartered in East Greenville, Pennsylvania, Knoll, a leading designer and manufacturer of branded office furniture products and textiles, serves clients worldwide. Our commitment to innovation and modern design has yielded a comprehensive portfolio of products designed to provide enduring value and help clients shape their workplaces with imagination and vision. The Knoll commitment to high environmental standards is mandated by a comprehensive Environmental, Health & Safety Management Plan.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw components, demand for high quality, well designed office furniture solutions, changes in the competitive marketplace, changes in the trends in the market for office furniture and other risks identified on Knoll's Registration Statement on Form S-1 and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.

Contacts
Investors:  Barry M. McCabe
            Senior Vice President and Chief Financial Officer
            Tel 215 679-1301
            bmccabe@knoll.com

Media:      David Bright
            Vice President, Communications
            Tel 212 343-4135
            dbright@knoll.com

                                   KNOLL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)

                                          Three Months Ended         Twelve Months Ended
                                              December 31,               December 31,
                                       --------------------------   -----------------------
                                           2004          2003          2004         2003
                                       -----------    -----------   -----------   ---------
                                       (Unaudited)    (Unaudited)   (Unaudited)
                                       -----------    -----------   -----------
Sales                                   $ 192,804     $ 179,039     $ 706,390     $ 697,246
Cost of sales                             124,030       117,670       465,379       460,911
                                        ---------     ---------     ---------     ---------

Gross profit                               68,774        61,369       241,011       236,335
Selling, general, and
administrative expenses                    48,205        39,309       169,706       149,739
                                        ---------     ---------     ---------     ---------

Operating income                           20,569        22,060        71,305        86,596
Interest expense                            6,219         5,004        19,452        20,229
Other expense, net                         (3,131)         (321)       (5,316)       (2,473)
                                        ---------     ---------     ---------     ---------

Income before income tax expense           11,219        16,735        46,537        63,894
Income tax expense                          4,465         7,457        19,793        27,545
                                        ---------     ---------     ---------     ---------

Net income                              $   6,754     $   9,278     $  26,744     $  36,349
                                        ---------     ---------     ---------     ---------

Earnings per share:
Basic                                   $     .15     $     .20     $     .58     $     .78
Diluted                                 $     .14     $     .19     $     .55     $     .75
Weighted-average shares outstanding:
Basic                                  46,510,194    46,307,976    46,353,253    46,317,530
Diluted                                48,923,388    48,386,426    48,319,483    48,414,374

                                   KNOLL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)


                                               December 31,    December 31,
                                                   2004           2003
                                               -----------     -----------
                                               (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                       $   9,052      $  11,517
Customer receivables, net                          92,452         91,271
Inventories                                        49,586         38,354
Prepaid and other current assets                   18,604         20,040
                                                ---------      ---------

Total current assets                              169,694        161,182
Property, plant, and equipment, net               150,992        154,653
Intangible assets, net                            237,382        235,466
Other noncurrent assets                             8,641          9,700
                                                ---------      ---------

Total Assets                                    $ 566,709      $ 561,001
                                                ---------      ---------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt            $     108      $  81,340
Accounts payable                                   46,075         54,502
Other current liabilities                          60,853         53,578
                                                ---------      ---------

Total current liabilities                         107,036        189,420
Long-term debt                                    392,750        299,531
Other noncurrent liabilities                       88,268         80,169
                                                ---------      ---------

Total liabilities                                 588,054        569,120
                                                ---------      ---------

Stockholders' deficit                             (21,345)        (8,119)
                                                ---------      ---------

Total Liabilities and Stockholders' Deficit     $ 566,709      $ 561,001
                                                ---------      ---------

                                   KNOLL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                  Year Ended December 31,
                                                                ----------------------------
                                                                   2004             2003
                                                                -----------      -----------
                                                                (Unaudited)
Net income                                                       $ 26,744        $ 36,349
                                                                 --------        --------

Cash Flows provided by Operating Activities                        60,728          78,975

Cash Flows used in Investing Activities                           (13,131)        (10,117)

Cash Flows used in Financing Activities                           (51,953)        (72,899)

Effect of exchange rate changes on cash and cash equivalents        1,891           2,685
                                                                 --------        --------

Decrease in cash and cash equivalents                              (2,465)         (1,356)

Cash and cash equivalents at beginning of year                     11,517          12,873
                                                                 --------        --------

Cash and cash equivalents at end of year                         $  9,052        $ 11,517
                                                                 --------        --------